UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) NOVEMBER 29, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm

On November 29, 2005, BDO Seidman, LLP (“BDO”) delivered to BroadVision, Inc. (the “Company”) a letter dated November 28, 2005 stating that it has resigned as the Company’s independent registered public accounting firm.  The reports of BDO on the Company’s consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2004 and December 31, 2003 and through November 29, 2005, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its report on the financial statements for such periods, except as follows. During the course of the preparation of the Company’s interim financial statements for the third quarter of 2003, there was a disagreement between BDO and the Company’s management, which was resolved to BDO’s satisfaction prior to the issuance of the interim financial statements, regarding the revenue recognition methodology to be applied to a customer contract that was entered into during the quarter. The Company’s Audit Committee subsequently discussed this matter with BDO and the Company’s management and was satisfied with its resolution. The Company has requested BDO to respond fully to any inquiries it may receive from successor accountants concerning this matter.

During the years ended December 31, 2004 and December 31, 2003 and through November 29, 2005, other than as previously disclosed in the Company’s Form 10-K for the year ended December 31, 2004, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2005, and as described below, there were no “reportable events” requiring disclosure pursuant to Section 304(a)(1)(v) of Regulation S-K of the Securities Act of 1934, as amended, as the term “reportable events” is therein defined.

During the audit of the financial statements for the Company for the year ended December 31, 2004, BDO advised the Company that internal controls necessary for the Company to develop reliable financial statements did not exist at that point in time due to the following three material weaknesses, which were previously disclosed in the Company’s Form 10-K for the year ended December 31, 2004: 1) two senior accounting managers in the Company’s finance department, with a combined ten years of experience working for the Company, resigned during the fourth quarter of 2004, and the Company failed to either hire adequate replacements or adequately train and supervise its existing accounting staff to ensure that the absence of the senior accounting managers would not negatively impact the Company’s controls over financial reporting, and further, in February 2005, the Company’s Vice President & Corporate Controller resigned and left the Company; 2) management reviews of key account reconciliations failed to detect inconsistencies between amounts stated in the reconciliations of the respective accounts and the general ledger, which failures were also attributed to inadequate staffing and training; and 3) the Company’s procedures for reviewing the accuracy of maintenance contract data were inadequate and could result in a failure to detect and correct keypunch or other errors or omissions.

The Company has provided BDO with a copy of this Form 8-K prior to its filing with the SEC.  The Company requested BDO to furnish it with a letter addressed to SEC stating whether it agrees with the above statements.  A copy of that letter, dated December 5, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(b)  New Independent Registered Public Accounting Firm

The Company’s Audit Committee is in the process of selecting a new independent registered public accounting firm.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
16.1	Letter from BDO Seidman, LLP to the U.S. Securities and Exchange Commission, dated as of December 5, 2005, stating its agreement with the statements made in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: December 5, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President and Chief Financial Officer